EXHIBIT 99.1

Contact:	James E. Deason
Senior Vice President
Chief Financial Officer
(256) 580-3625
Wolverine Tube Rrovides Update on
Restructuring and Rationalization Program
HUNTSVILLE, Ala., (November 1, 2006) — Wolverine Tube, Inc. (NYSE:WLV) today provided an update regarding its restructuring and rationalization program, which is designed to strengthen the Company’s balance sheet, reduce debt and enhance its overall capital structure while continuing to serve and support customers globally. As previously disclosed, the Company and its advisors have been evaluating refinancing and restructuring alternatives in anticipation of the upcoming maturities of the Company’s Secured Revolving Credit Facility and Receivables Sale Facility in 2008 and its outstanding 7.375% Senior Notes and 10.5% Senior Notes (collectively, the “Senior Notes”) in 2008 and 2009, as well as its future projected short-term liquidity needs. As part of that process, Wolverine continues to be engaged in discussions with representatives of its bondholders and other groups as to the most appropriate transaction, if any, to reduce debt and maintain value for its shareholders.
Accordingly, today Wolverine filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) for an exchange offer and consent solicitation to exchange newly issued equity and a new issue of secured notes for the Company’s Senior Notes, subject to certain conditions, including a minimum tender condition and the SEC’s declaring the Registration Statement effective. If the Company does proceed with the exchange offer but conditions to the exchange offer and consent solicitation are not satisfied, the Company intends to pursue other alternatives, including, if certain conditions are met, a prepackaged plan of reorganization (the “Prepackaged Plan”) of Wolverine and certain of its subsidiaries. The Registration Statement filed today therefore includes solicitation for a Prepackaged Plan under chapter 11 of the Bankruptcy Code.
If pursued, the Prepackaged Plan would generally provide substantially the same consideration to the holders of the Senior Notes as would the consummation of the exchange offer and consent solicitation. Further, under the contemplated Prepackaged Plan, all administrative claims, priority claims, secured claims and general unsecured claims (other than with respect to the Senior Notes), including trade claims, would be paid in full, and holders of existing common stock would receive a pro rata share of a percentage of the new common stock in certain circumstances. No assurance can be given that either an exchange offer and consent solicitation or a consensual plan will be pursued and agreed upon.
Chip Manning, Wolverine’s President and Chief Executive Officer stated, “Today’s filing is another step in the Company’s efforts to improve its overall financial health. It is important to note that we are still continuing to explore a range of alternatives, and no decision has been made on which course of action the Company will ultimately take.”
Manning added, “We continue to believe that liquidity is sufficient to sustain our operations in the near- to mid-term. The Company’s restructuring process should have no impact on our day-to-day operations and our customers and vendors can continue to rely on the same high quality service and relationships with Wolverine that they have come to expect.”
Corporate Headquarters
200 Clinton Avenue West, Suite 1000
Huntsville, AL 35801

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products and metal joining products.
We have filed a registration statement on Form S-4 (including the prospectus contained therein) with the SEC for the issuance of securities to which this communication relates. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before you tender the subject securities or otherwise make any investment decision with respect to the subject securities or the securities being offered, you should read the prospectus in that Registration Statement and other documents we have filed with the SEC because they contain important information. You may obtain a copy of the Registration Statement, as well as our SEC filings that are incorporated by reference in the Registration Statement, free of charge by visiting EDGAR on the SEC website at www.sec.gov or by directing a request to Wolverine at the contact for investors listed below.
Cautionary Statement Regarding Forward-Looking Statements:
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to current or historical fact, but address events or developments that we anticipate may occur in the future. Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to our management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. When we use words such as “anticipate,” “intend,” “expect,” “believe,” “plan,” “may,” “should” or “would” or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Statements relating to restructuring strategies and sources and uses of cash, for example, are forward-looking statements. Actual results may differ materially from those expressed or implied in forward-looking statements.
These statements involve potential risks and uncertainties, which include, but are not limited to: the satisfaction of the conditions to the exchange offer, many of which are affected by events outside our control, including the willingness of holders of the Senior Notes to tender their Senior Notes in the exchange offer in an amount sufficient to satisfy the minimum tender condition and the SEC declaring the Registration Statement effective; our ability to either refinance or obtain consents or waivers from the counterparties to our various liquidity facilities in order to consummate the exchange offer; if the conditions to the exchange offer and consent solicitation are not satisfied, the satisfaction of the conditions to the Prepackaged Plan, including the willingness of a sufficient amount of holders of Senior Notes to cast votes in favor of acceptance of the Prepackaged Plan and the willingness of the board of directors to approve the filing of such a plan; the risk that if we decide to file the Prepackaged Plan and we receive the required acceptances to seek confirmation, the Prepackaged Plan might not be approved by the bankruptcy court or might be withdrawn by us prior to confirmation; our ability to generate sufficient cash flow from operations, or to access sufficient cash from our liquidity facilities, to sustain our business in the near- to mid-term; our ability to maintain our relationships with our major customers and vendors, while pursuing restructuring activities; and the risk that we ultimately decide to pursue other restructuring options consistent with our fiduciary duties. A discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in our Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the SEC.
Filed by Wolverine Tube, Inc.
Pursuant to Rule 425 under the Securities Act of 1933, as amended
Subject Corporation: Wolverine Tube, Inc. (File No. 1-12164)
Corporate Headquarters
200 Clinton Avenue West, Suite 1000
Huntsville, AL 35801